EXHIBIT 10.1(a)

                                  AMENDMENT NO. 1
                                     TO THE
                       SITEL CORPORATION STOCK OPTION PLAN
                       FOR REPLACEMENT OF EXISTING OPTIONS
                          (a/k/a the Replacement Plan)

           As adopted by the Board of Directors on September 20, 1996


 1. The section of the SITEL Corporation Stock Option Plan for Replacement of Existing Options captioned "EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN" is amended to state in its entirety as follows:

                  EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN
                  _____________________________________________

     9.1 CHANGE IN STOCK. If there is any change in the outstanding shares of Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, or combination or exchange of shares, or by reason of any merger, consolidation, spin-off, or other corporate reorganization in which the Company is the surviving corporation, then the number of shares of Stock available for issuance under the Plan both in the aggregate and with respect to each outstanding Option, and the Option Exercise Price per share under outstanding Options, shall be equitably adjusted by the Committee, whose determination shall be final, binding, and conclusive. Unless otherwise provided in the applicable option agreement, in the event of (i) a dissolution or liquidation of the Corporation, (ii) merger or consolidation of the Corporation with another corporation or other entity pursuant to which the Corporation is not the surviving entity, (iii) sale or lease of all or substantially all the business assets of the Corporation, or (iv) the sale of more than 80% of the outstanding Common Stock of the Corporation in a single transaction or series of related transactions involving the same acquiring entity or person, unless (A) the surviving or acquiring corporation or entity or an affiliated corporation or entity assumes the outstanding options (which assumption may take the form of replacement of the outstanding options with substantially equivalent options from the surviving or acquiring or affiliated corporation or entity, and with the determination as to whether the outstanding options have been assumed and whether the assumption involved "substantially equivalent" options being determined by the Committee within its complete discretion) then (B) each outstanding Option shall expire as of the effective date of such transaction, provided that the Committee shall give at least fifteen (15) days prior written notice of such event to any participants having outstanding Options who shall then have the right to exercise his or her outstanding Options, in whole or in part, prior to the effective date of such transaction, subject to earlier expiration of such Options pursuant to the applicable option agreement.